Exhibit 10.12

INOZYME PHARMA, LLC

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of the date set forth on Exhibit A hereto (this “Agreement”), by and between Inozyme Pharma, LLC, a Delaware limited liability company (the “Company”), and the person named in Exhibit A hereto (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Company wishes to sell, and the Purchaser wishes to purchase, shares of Class 1 Stock (as hereinafter defined) in the Company as shown on Exhibit A hereto; and

WHEREAS, the Company is offering to sell such shares to the Purchaser as part of the consideration for the Purchaser serving in the office(s) or position(s), if any, shown on Exhibit A hereto; and

WHEREAS, the Company and the Purchaser wish to set forth certain agreements concerning restrictions on the Purchaser’s rights with respect to such shares;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.    Purchase and Sale of Shares; Closing.

(a)    Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, on the Closing Date (as hereinafter defined), the number of shares of Class 1 Stock of the Company (the “Class 1 Stock”) shown on Exhibit A hereto (the “Shares”) for the aggregate purchase price shown on Exhibit A hereto (the “Purchase Price”) and for the other consideration, if any, stated on Exhibit A hereto. The Purchaser shall pay the Purchase Price for the Shares by check or in cash. The attached Exhibits form part of this Agreement.

(b)    The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held at such time as shall be designated by the Company (the “Closing Date”) by at least two days’ notice to the Purchaser. The Closing will be held at the office of the Company’s legal counsel shown on Exhibit A hereto or at such other place as shall be designated by the Company. At the Closing, the Purchaser shall:

(1)    execute and deliver to the Company a counterpart of the Limited Liability Company Agreement of Inozyme Pharma, LLC, dated as of September 11, 2015 (as amended from time to time, the “LLC Agreement”);

(2)    execute and deliver to the Company and the other parties thereto a counterpart of the Stockholders Agreement, dated as of September 11, 2015 (as amended from time to time, the “Stockholders Agreement”);

(3)    execute and deliver to the Company a counterpart of the Registration Rights Agreement, dated as of September 11, 2015 (the “Registration Rights Agreement”); and

(4)    deliver to the Company a check payable to the order of the Company or cash in the amount of the Purchase Price.

As promptly as practicable thereafter, the Company shall amend the Stockholders Ledger (as defined in the LLC Agreement), to reflect the admission of the Purchaser as a Member holding the number of Shares purchased hereunder.

2.    Purchase Option.

(a)    (1)     As set forth in Exhibit A hereto, a portion of the Shares shall be subject to the right and option of certain other persons who are Members holding shares of Class 1 Stock of the Company and who are named in Exhibit A hereto (the “Purchase Right Members”) to purchase such portion of the Shares (the “Member Purchase Option”) and, if no Purchase Right Member exercises his Member Purchase Option or if Purchase Right Members exercise the Member Purchase Option for fewer than all the Shares subject thereto, to the right and option of the Company to purchase the available amount of such Shares (the “Company Purchase Option”), all as set forth in this Section 2. The Purchaser hereby grants the Purchase Right Members the right to exercise the Member Purchase Option if a “Purchase Event” as defined in Exhibit A hereto shall occur (the “Purchase Event”).

(2)    If the Purchase Right Members do not exercise the Member Purchase Option for all Shares subject to the Member Purchase Option, then the Purchaser hereby grants the Company the right to exercise the Company Purchase Option.

(3)    Following a Purchase Event, the Purchase Right Members shall have the right, as provided in subsection (b) of this Section 2, to purchase from the Purchaser or the Purchaser’s personal representative, as the case may be, at the Option Price (as defined herein), the number of Shares determined by the calculation shown on Exhibit A hereto opposite the heading “Calculation of Shares Subject to Member Purchase Option and Company Purchase Option.”

(4)    Whenever under this Agreement a determination is to be made as to the number of Shares that are subject to the Member Purchase Option, if such number so subject would not otherwise be a whole number then such number shall be rounded to the nearest whole number, but customary conventions for successive roundings shall be applied so that in no event shall rounding result in the total number of Shares, including the portion no longer subject to the Member Purchase Option or the Company Purchase Option, the portion subject to the Member Purchase Option and the Company Purchase Option and the portion with respect to which the Purchase Right Members have exercised the Member Purchase Option and the Company has exercised the Company Purchase Option, exceeding the original number of Shares subject to such Purchase Options.

(5)    The Company shall have the right to assign its right to purchase the Shares by reason of exercise of the Company Purchase Option. The Member Purchase Option shall inure to the benefit of, and be exercisable by, each Purchase Right Member’s executors, administrators, heirs and personal representatives.

(6)    The “Option Price” shall equal the price per Share reflected in the Purchase Price for the number of Shares for which the Option Price is being calculated.

(b)    (1)     Within ten Business Days after a Purchase Event occurs, the Company shall notify the Purchase Right Members of the occurrence of such Purchase Event, which notice shall state the date on which the Purchase Event occurred, the number of Shares subject to the Member Purchase Option and the Purchaser’s address for purposes of notices under this Agreement. Within 90 days following such Purchase Event, each Purchase Right Member shall notify the Purchaser, if such Purchase Right Member wishes to exercise his Member Purchase Option. A Purchase Right Member may exercise the Member Purchase Option for all or any part of the Shares that are subject to the Member Purchase Option at the time of the Purchase Event, and shall state the number of Shares such Purchase Right Member wishes to purchase in his exercise notice.

(2)    If the aggregate number of Shares for which Purchase Right Members exercise the Member Purchase Option is less than or equal to the number of Shares subject to the Member Purchase Option, then each exercising Purchase Right Member shall be entitled and obligated to purchase the number of Shares stated in his exercise notice. Any remaining Shares subject to the Member Purchase Option and not taken up by exercise of the Member Purchase Option shall be subject to the Company Purchase Option, as provided in Section 2(c).

(3)    If the aggregate number of Shares for which Purchase Right Members exercise the Member Purchase Option is greater than the number of Shares subject to the Member Purchase Option, then each exercising Purchase Right Member shall be allocated a number of such Shares equal to the lesser of (1) the number of Shares for which such Purchase Right Member exercised the Member Purchase Option and (2) such Purchase Right Member’s Pro Rata Share of the number of Shares subject to the Member Purchase Option. The remaining Shares not so allocated shall be allocated among Purchase Right Members who exercised the Member Purchase Option for more than their Pro Rata Share. Each such Purchase Right Member shall be allocated such number of remaining Shares equal to the lesser of (1) the number of Shares for which such Purchase Right Member exercised the Member Purchase Option in excess of such Purchase Right Member’s Pro Rata Share of the aggregate number of Shares subject to the Member Purchase Option and for which no allocation of Shares has been made and (2) such Purchase Right Member’s Pro Rata Share of such remaining Shares. The immediately preceding allocation method shall be applied successively until all Shares are allocated among the Purchase Right Members.

(4)    The term “Pro Rata Share” shall mean at any time with respect to any Purchase Right Member a fraction the numerator of which is the number of shares of Class 1 Stock of the Company owned by such Purchase Right Member at the time of exercise of the Member Purchase Option by such Purchase Right Member, as such number is shown in the Company’s Stockholders Ledger, and the denominator of which is the aggregate number of shares of Class 1 Stock owned, at the time of exercise of the Member Purchase Option by the respective

Purchase Right Members, by the Purchase Right Members who have validly exercised the Member Purchase Option in connection with the Purchase Event for which the Pro Rata Share is being calculated, as such number is shown in the Company’s Stockholders Ledger. In case the number of Shares constituting a Purchase Right Member’s Pro Rata Share would otherwise result in a fraction of a Share, such number shall be rounded using customary rounding conventions for all exercising Purchase Right Members so that no such Purchase Right Member’s Pro Rata Share results in a fraction of a Share and the sum of all exercising Purchase Right Members’ Pro Rata Shares equals the number of Shares subject to the Member Purchase Option the exercise of which gives rise to the calculation of Pro Rata Shares.

(c)    If any Shares subject to the Member Purchase Option remain unallocated to Purchase Right Members after application of Section 2(b), then within 90 days following the Purchase Event the Company shall notify the Purchaser as to whether the Company wishes to purchase all or some of the Shares that are subject to the Company Purchase Option pursuant to exercise of the Company Purchase Option or that the Company has assigned all or part of the Company Purchase Option to another person who wishes to purchase all or some of such Shares pursuant to exercise of the Company Purchase Option.

(d)    If any Purchase Right Member or the Company (or its assignee) elects to purchase any Shares hereunder, the Company shall set a date for the closing of the transaction (the “Option Purchase Closing”) at a place and time specified by the Company or, at the Company’s election exercised by notice in writing to the exercising Purchase Right Members and to the Purchaser, the Option Purchase Closing may be completed by mail. At the Option Purchase Closing, each purchasing Purchase Right Member and the Company (or its assignee) shall tender payment for the applicable number of Shares to be purchased pursuant to the Member Purchase Option or Company Purchase Option, as the case may be, calculated based on the applicable Option Price, and the applicable number of Shares so purchased shall be transferred to each purchasing Purchase Right Member and the Company (or its assignee), respectively. The amount payable by the Company at the Option Purchase Closing shall be payable to the Purchaser, at the election of the Company exercised by notice in writing to the Purchaser, by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company or in cash or by check, or any combination thereof. The amount payable by a Purchase Right Member or an assignee of the Company shall be payable in cash or by check.

(e)    The Purchaser hereby pledges and grants a security interest to the Company in the portion of the Shares that, from time to time, are subject to the Member Purchase Option and the Company Purchase Option, in order to secure the obligation of the Purchaser to transfer to Purchase Right Members and the Company upon exercise of the Member Purchase Option and the Company Purchase Option, as the case may be, the portion of the Shares that are subject to the Member Purchase Option and the Company Purchase Option. The Company may file financing statements under the Uniform Commercial Code to record such pledge and security interest. Upon the Company’s request, the Purchaser will promptly execute such financing statements from time to time. The Purchaser hereby constitutes the Company’s Board of Directors (the “Board”), with full power of substitution, as the Purchaser’s attorney-in-fact for purposes of executing and filing any and all such financing statements on behalf of the Purchaser and hereby authorizes the Board or its duly appointed officer of the Company to sign such financing statements.

3.    Certain Adjustments to the Shares. If, from time to time during the term of this Agreement:

(a)    There is any in-kind dividend, liquidating distribution payable in securities, membership share split, reverse membership share split, combination or other change in the character or pro rata change in the amount of any of the membership shares of stock of the Company of the same class as the Shares (or any successor or substitute securities), in any such case which affects the Shares (or any successor or substitute securities); or

(b)    There is any consolidation or merger of the Company or sale of assets of the Company followed by a dividend, distribution or other payment to members; or

(c)    There is any tender or exchange offer to holders of membership shares of stock of the Company (or any successor or substitute securities) of the same class as the Shares (or any successor or substitute securities), then in each such event, any and all new, substituted or additional securities or other property to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall become subject to this Agreement immediately upon the Purchaser becoming entitled thereto and shall be included in the term “Shares” for all purposes with the same force and effect as the Shares subject to the Member Purchase Option, Company Purchase Option, and other terms of this Agreement are so subject as of the date of this Agreement. While the aggregate Option Price at the time payable upon exercise of the Member Purchase Option or Company Purchase Option shall remain the same immediately after each such event as the aggregate Option Price immediately before such event, the Option Price payable for each Share and/or other unit of security or property payable upon exercise of the Member Purchase Option or Company Purchase Option shall be appropriately adjusted as determined by the Board and set forth in a resolution duly adopted by the Board. In case any such substituted or additional securities or other property is certificated securities, the Company may establish an escrow and require such certificated securities that are subject to the Member Purchase Option or Company Purchase Option to be deposited in such escrow to assure delivery thereof, free of liens, upon exercise of the Member Purchase Option and Company Purchase Option. The Purchaser shall also sign and deposit in such escrow stock, bond or other powers in blank relating to such additional escrowed securities, as required by the Company.

4.    Restriction on Transfer. (a)     In addition to any restrictions contained in the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement or any agreement entered into pursuant to any thereof, the Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares that remain subject to the Member Purchase Option or the Company Purchase Option, subject only to the exceptions specified in Section 5. Any transfer of such Shares permitted by Section 5 shall be made strictly in accordance with the terms of this Agreement.

(b)    The Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares, even when made in accordance with Sections 4(a) and 5, except in accordance with the terms of the LLC Agreement, the Stockholders Agreement or the Registration Rights Agreement.

5.    Termination of Purchase Options.

(a)    The provisions of Section 2 and Section 4(a) shall terminate as to the Shares on the closing date of the earliest of:

(1)    the closing of a sale of all or substantially all of the assets of the Company;

(2)    the closing of a merger, consolidation or similar business combination transaction of the Company pursuant to which, in exchange for their membership shares of stock in the Company, the members of the Company receive cash, property (other than membership shares of stock in the Company) or shares of stock or other securities of another company and in which transaction persons who held membership shares of stock in the Company immediately prior to such transaction do not own a majority of the shares of common stock (or equivalent securities) of such other company that are outstanding immediately after such transaction; or

(3)    the purchase by a third party or a Group (as defined herein), including, without limitation, by way of a tender offer by a third party or Group, of a number of shares of stock of the Company that, together with any shares owned by such person or any member of such Group, entitle the holders together to elect a majority of the members of the Board, whether purchased in a single transaction or a series of related transactions.

As used herein, “Group” shall have the meaning of such term for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.

(b)    The provisions of Section 2 shall also terminate as to Shares at the time subject to the Member Purchase Option and Company Purchase Option as stated on Exhibit A.

(c)    The restrictions on transfer in Section 4(a) shall not apply to a transfer of any Shares by the Purchaser, either during the Purchaser’s lifetime or on death by will or intestacy, in any such case to the Purchaser’s ancestors, descendants or spouse; provided, however, that in each such case a transferee shall receive and hold the transferred Shares subject to the provisions of this Agreement, including, without limitation, Sections 2 and 4 hereof; and provided further, however, that there shall be no further transfer of such Shares so long as the Shares remain subject to the Member Purchase Option and the Company Purchase Option, other than a transfer pursuant to this Section 5(c). Each such permitted transferee under this Section 5(c) shall enter into a written agreement with the Company prior to such transfer agreeing to be bound by this Agreement on terms acceptable to the Company. After any such transfer, the expiration or termination of the Member Purchase Option and Company Purchase Option shall be applied pro rata to Shares held by the Purchaser and Shares held by each permitted transferee.

(d)    The Company shall not be required (i) to transfer any Shares on its books if such Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement or any agreement entered into pursuant to any thereof, or (ii) to treat as owner of the Shares or to accord any economic or membership rights to vote as such purported transferee or to pay distributions to any such purported transferee to whom all or any part of the Shares shall have been so transferred.

(e)    Subject to the other provisions of this Section 5, in the event of any purported transfer by operation of law or other involuntary transfer (including, but not limited to, transfers by operation of law or other involuntary transfers in connection with a divorce, dissolution, legal separation or annulment) by the Purchaser or its permitted transferee of all or a portion of the Shares that are subject to the Member Purchase Option or the Company Purchase Option which transfer does not occur in accordance with the other provisions of this Section 5, the Company shall have the right to purchase all of such Shares transferred at the purchase price paid by the Purchaser pursuant to this Agreement. Upon such a transfer, the persons purporting to transfer or to acquire such Shares shall promptly notify the Company in writing of such transfer. The right to purchase such Shares shall be provided to the Company during the period from the time of such transfer to the date that is 90 days following receipt by the Company of such written notice of the transfer.

6.    Legends. All certificates, if any, for any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)    “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE MEMBER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)    “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.”

(c)    Any legend required to be placed thereon by applicable blue sky laws of any state.

(d)    The Company may also place stop transfer restrictions in its Stockholders Ledger and give stop transfer instructions to its transfer agent, if any, to give effect to the restrictions arising under this Agreement and applicable law.

7.    Representations, Warranties, Covenants and Agreements.

(a)    By the Purchaser. The Purchaser hereby represents and warrants to, and covenants and agrees with, the Company as follows:

(1)    Circumstances of Purchase; Capacity to Protect Interests. The Purchaser is purchasing the Shares solely for the Purchaser’s own account and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). The entire legal and beneficial interest in the Shares is being purchased, and will be held, for the Purchaser’s account only, and neither in whole nor in part for any other person.

(2)    Information Concerning Company; Location. The Purchaser has heretofore had an opportunity to discuss the offering of the Shares and the Company and its business, plans, operations and financial condition with the Company’s officers and has heretofore received all such information as the Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risks inherent in making an investment in the Shares, and the Purchaser has received satisfactory and complete responses concerning the offering of the shares and the business and financial condition of the Company to all inquiries in respect thereof; and the Purchaser has received, read and understands the terms of the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement. The Purchaser’s principal residence or principal place of business is located at the address set forth on Exhibit A hereto.

(3)    Restricted Securities. The Purchaser understands and acknowledges that:

(A)    the sale of the Shares has not been registered under the 1933 Act, and the Shares must be held indefinitely unless subsequently registered under the 1933 Act and applicable state blue sky laws or an exemption from such registration is available, and the Company is under no obligation to so register the Shares except as provided in the Registration Rights Agreement;

(B)    any certificates for the Shares will bear the legends specified in, or permitted by, Section 6 hereof; and

(C)    the Company will make a notation in its records and the records of any transfer agent of the aforementioned restrictions on transfer and legends.

(4)    Disposition under Rule 144. The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the 1933 Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment for the Shares, and even then will not be available unless (i) a public trading market then exists for shares of Class 1 Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with, and that any sale of the Shares under Rule 144 may be made only in limited amounts in accordance with such terms and conditions, subject at all times to the other restrictions on any transfer of the Shares which restrictions are contained in this Agreement, the LLC Agreement, the Stockholders Agreement or the Registration Rights Agreement.

(5)    Further Limitations on Disposition. Without in any way limiting the Purchaser’s representations, warranties, covenants and agreements set forth above, the Purchaser further represents, warrants, covenants and agrees that the Purchaser shall not make any disposition of all or any portion of the Shares unless and until:

(A)    (i)     There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)    (x)     the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (y) the Purchaser shall have furnished the Company with an opinion of the Purchaser’s counsel, which opinion shall be satisfactory in form, scope and substance to the Company, to the effect that such disposition will not require registration of the Shares under the 1933 Act, and (z) such opinion of the Purchaser’s legal counsel shall have been concurred in by legal counsel for the Company and the Company shall have advised the Purchaser of such concurrence; and

(B)    The Shares that the Purchaser proposes to transfer are no longer subject to the Member Purchase Option or the Company Purchase Option set forth in Section 2 hereof and the Purchaser shall have complied with the applicable terms of the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement and any other agreement entered into pursuant to any thereof.

(6)    Other Restrictions. (A)     The Purchaser shall not sell or otherwise transfer or dispose of any Shares (or capital stock of any successor) for a period specified by the representative of the underwriters of Shares (or other securities) of the Company (or any successor) not to exceed 180 days following the effective date of each public offering of the Company’s (or its successor’s) securities pursuant to a registration statement of the Company (or its successor) filed under the 1933 Act; provided, that such period may be extended upon the request of the managing underwriter(s) to the extent required by any rules of the Financial Industry Regulatory Authority for an additional period of up to 15 days if the Company (or its successor) issues or proposes to issue an earnings or other public release within 15 days of the expiration of such period. The Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company (or its successor) or the underwriter(s) that are consistent with the foregoing or which are necessary or appropriate to give further effect thereto. In addition, if requested by the Company (or its successor) or the representative of the underwriters of Shares (or other securities) of the Company (or its successor), the Purchaser shall immediately provide, within ten days of such request, such information as may be required by the Company (or its successor’s) or such representative in connection with the completion of any public offering of the Company’s (or its successor’s) securities pursuant to a registration statement filed under the 1933 Act. The obligations described in this Section 7(f) shall not apply to a registration relating solely to employee benefit plans on a Registration Statement or Form S-8 or similar forms that may be promulgated by the Securities and Exchange Commission (the “SEC”) in the future, or a registration relating solely to a transaction covered by a Registration Statement on Form S-4 under Rule 145 as promulgated by the SEC or similar forms that may be promulgated by the SEC in the future. The Company (or its successor) may impose stop-transfer instructions with respect to the Shares (or other securities) subject to the foregoing restriction until the end of such market standoff period.

(B)    In connection with any underwritten public offering of equity interests in the Company or equity securities of any successor, the Purchaser shall,

immediately upon request of the Company, enter into such further restrictions on resale of the Shares or any other securities issued or exchanged directly or indirectly in respect of the Shares as the Company (or its successor) and any underwriter(s) for such offering may reasonably request in order to facilitate the offer, sale and distribution of equity interests in the Company or any successor in connection with such offering so long as the terms of such restrictions are substantially the same as those required of other persons who are or were members of the Company who are subject to restrictions similar to this Section 7(a)(6).

(C)    The Purchaser will, immediately upon request of the Company (or its successor), also execute and deliver with respect to the Shares or such other securities any stockholders or equity holders agreement, voting agreement, investor rights agreement or similar agreement from time to time approved by the Board or the board of directors or similar body of the Company’s successor.

(7)    Valuation of Shares. (A)     The Purchaser understands that the Company has not appraised the value of the Shares and that the responsibility for valuing the Shares for purposes of the Purchaser’s income taxes rests solely with the Purchaser. The Purchaser understands that the Company can give no assurances that the Purchase Price is the fair market value of the Shares and that it is possible that, with the benefit of hindsight, the Internal Revenue Service (the “I.R.S.”) might successfully assert that the value of the Shares on the Closing Date is greater than the Purchase Price.

(B)    If the I.R.S. were to succeed in a determination for federal income tax purposes that the Shares have value greater than that upon which the sale thereof hereunder was based, the additional value would constitute ordinary income as of the date of its receipt (or, in the case of Shares subject to restrictions, as of the date the restrictions lapse if the Purchaser does not make an election as provided in Section 7(h)). The additional taxes (and interest) due would be payable by the Purchaser, the Company has no obligation to reimburse the Purchaser for the tax liability, and the Purchaser assumes all responsibility for such potential tax liability. If such additional value represents more than 25 percent of the Purchaser’s gross income for the year in which the value of the Shares was taxable, the I.R.S. would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the Purchaser the additional tax and interest which would then be due. The Purchaser understands that additional tax consequences could arise under applicable state and local laws. The Purchaser understands and agrees that the Purchaser must rely on its own tax advisers and not on the Company, and that the information in this Agreement and any other statements or information made to the Purchaser as to tax aspects of the purchase of the Shares is for information only, and shall not constitute tax advice by the Company or its professional advisors to the Purchaser.

(8)    Section 83(b) Election. The Purchaser understands that section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of other members of the Company or of the Company to buy the Shares pursuant to the Member Purchase Option and the Company Purchase Option, other than any such restrictions that by their terms never lapse. The Purchaser agrees to elect to be taxed at the time the Purchaser purchases the

Shares, rather than when and as the Member Purchase Option and the Company Purchase Option restrictions lapse, by filing an election under section 83(b) of the Code with the I.R.S. within 30 days after the Closing Date. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made so that any subsequent increase in the value of the Shares prior to the lapse of restrictions will not be taxed as ordinary income. A form for making this election is attached hereto as Exhibit B. The Purchaser understands that failure to make this filing timely could result in the recognition of additional ordinary income by the Purchaser, as the Member Purchase Option and the Company Purchase Option lapse, on the amount, if any, by which the fair market value of the Shares (or a portion thereof) at the time such restrictions lapse exceeds the portion of the Purchase Price paid for such Shares. The Purchaser also understands that any income recognized as a result of a section 83(b) election will not give rise to an offsetting deduction in the event of a subsequent forfeiture resulting from the restrictions or a decline in the value of the Shares.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

(9)    Withholding Taxes. At the time the Purchaser purchases the Shares and upon each lapse of the Member Purchase Option and the Company Purchase Option, the Purchaser shall be required, if applicable, to pay to the Company in cash (or make other arrangements for satisfaction of) any taxes of any kind required by law to be withheld with respect to such Shares, all on terms satisfactory to the Company. The Company shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Purchaser and shall not be obligated remove the Shares from the terms of this Agreement or recognize any purported transfer thereof until the Purchaser pays or makes provision for such taxes, satisfactory to the Company.

(10)    Additional Terms and Provisions. The Purchaser also makes the representations, warranties, covenants and agreements, if any, as set forth under the heading “Additional Terms and Provisions” on Exhibit A hereto.

(b)    By the Company. The Company hereby represents and warrants to, and covenants and agrees with, the Purchaser as follows:

(1)    Organization and Corporate Power. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement and generally to carry out the transactions contemplated hereby and thereby.

(2)    Authorization. (A)    Prior to the Closing, this Agreement, the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement and all other documents and instruments executed or to be executed by the Company in connection herewith and therewith will have been duly authorized, this Agreement has been duly executed and delivered by the Company and constitutes, and the Stockholders Agreement and the Registration Rights Agreement, when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency and similar creditors’ rights laws and except that equitable remedies may be unavailable, whether sough in a proceeding at law or in equity. Prior to the Closing, the execution, delivery and performance of this Agreement, the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement, and the issuance, sale and delivery of the Shares will have been duly authorized by all necessary corporate or other action of the Company.

(B)    At the time of the Closing, no further approval or authorization of the members of the Company or the Board or of any governmental authority will be required for the issuance and sale of the Shares. Except as provided in the LLC Agreement, this Agreement and the Restricted Stock Agreements by and between the Company and the Purchase Right Members, no member of the Company or any other Person is entitled to any preemptive or similar rights with respect to the purchase or sale of any securities by the Company. When issued and sold to the Purchaser, the Shares shall be duly and validly issued, with no personal liability attaching to the ownership thereof and the Shares shall have the rights as set forth in the LLC Agreement. There are no restrictions on the transfer of shares of stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement and as otherwise provided in the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement. The offer and sale of all capital stock and other securities of the Company issued before the Closing in offerings of securities complied with or were exempt from all applicable federal and state securities laws and no member has a right of rescission or damages with respect thereto. No holder of any securities of the Company is entitled to any alteration of the terms or the amount of such securities by reason of the issuance of the Shares.

(3)    Compliance with Other Instruments. The Company is in compliance in all material respects with the terms and provisions of the LLC Agreement. The execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement and the Registration Rights Agreement and the other agreements and transactions contemplated hereby and thereby will not conflict with or result in any default under any material contract, obligation or commitment of the Company or any provision of the LLC Agreement, or corporate restriction of the Company, or the creation of any encumbrance upon any of the properties or assets of the Company, except pursuant to this Agreement. The Company’s execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement and its performance of the transactions contemplated hereby and thereby will not violate any material instrument, agreement, judgment, or decree, order, statute, rule or regulation of any governmental authority applicable to the Company. No consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be made or obtained by the Company in connection with its execution or delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby or thereby.

(4)    Offerees. Neither the Company nor anyone acting on its behalf has in the past or will hereafter sell, offer for sale or solicit offers to buy any securities of the Company so as to bring the offer, issuance or sale of the Shares to the Purchaser, as contemplated by this Agreement, within the provisions of Section 5 of the 1933 Act.

8.    Limitation on Payments.

(a)    Payments Limitation. If the severance and other benefits provided for in this Agreement or otherwise payable to the Purchaser (i) constitute “parachute payments” within the meaning of section 280G of the Code, and (ii) would be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then the Purchaser’s benefits under this Agreement shall be either:

(1)    delivered in full, or

(2)    delivered to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Purchaser on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under section 4999 of the Code. Any reduction in payments and/or benefits required by this Section 8 will occur in the following order: (1) reduction of cash payments; (2) reduction of vesting acceleration of equity awards; and (3) reduction of other benefits paid or provided to the Purchaser. If acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for the Purchaser’s equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro-rata basis. In no event will the Purchaser exercise any discretion with respect to the ordering of any reductions of payments or benefits under this Section 8.

(b)    Determination. Unless the Company and the Purchaser otherwise agree in writing, any determination required under this Section 8 shall be made in writing by the Company’s independent public accountants or a nationally recognized accounting firm selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon the Purchaser and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of sections 280G and 4999 of the Code. The Company and the Purchaser shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

9.    Miscellaneous.

(a)    Rights as Member. Subject to the provisions and limitations hereof and of the LLC Agreement, the Stockholders Agreement and the Registration Rights Agreement, the Purchaser may, during the term of this Agreement, exercise all rights and privileges of a Class 1 Member of the Company with respect to the Shares, to the extent the Purchaser continues to hold the Shares as shown by the LLC Agreement.

(b)    Further Assurances. The Purchaser agrees to execute such further instruments and to take such further action as may reasonably be requested by the Company to carry out the intent of this Agreement.

(c)    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, on the date of delivery if sent by nationally recognized overnight delivery service with written or electronic confirmation of delivery, or three days after deposit in the facilities of the United States Postal Service, by certified mail with postage and fees prepaid, addressed to the Purchaser at the Purchaser’s address shown on Exhibit A hereto and to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(d)    Successors and Assigns. The Company may assign its rights and delegate its duties under this Agreement, including, without limitation, Section 2 and the Company Purchase Option and Section 4. This Agreement shall inure to the benefit of and be binding on the successors and the assigns of the Company and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding on the Purchaser and the Purchaser’s heirs, executors, administrators, successors and permitted assigns. The Purchase Right Members are express third party beneficiaries of this Agreement with respect to the Member Purchase Option and all related provisions hereof; provided, however, that the Company and the Purchaser may at any time or from time to time amend, modify or waive any provision hereof without the consent or approval of the Purchase Right Members. There are no other third party beneficiaries.

(e)    Direction to Transfer Shares. The Purchaser hereby authorizes and directs the Board to transfer the respective Shares as to which the Member Purchase Option or Company Purchase Option has been exercised from the Purchaser to Purchase Right Members, the Company or its assignees in accordance with the exercise of such options.

(f)    No Right to Employment, Consulting or Other Position. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate the Purchaser’s relationship with the Company as a director, officer, employee, consultant, or otherwise, for any reason or for no reason, with or without cause, and the Purchaser shall not, by reason of this Agreement, have any right or claim to employment or continued employment or any other relationship with the Company.

(g)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed in the State of Delaware.

(h)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(i)    Headings. Section and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Capitalized terms used in this Agreement and defined in the introductory paragraph of, or recitals to, this Agreement shall have the respective meanings provided therein.

(j)    Severability. Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

(k)    Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement thereof, and any such waiver shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right.

(l)    Entire Agreement. This Agreement, including the exhibits hereto, the LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement and any other agreement listed on Exhibit A hereto constitute the entire agreement between the parties with respect to the subject matter hereof. There are no other written, verbal, express, or implied agreements, understandings, or representations between the parties with respect to the subject matter hereof, except as expressly set forth in this Agreement. The recitals to this Agreement form part of this Agreement.

(m)    Dispute Resolution.

(1)    General. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be addressed in good faith negotiations under Section 9(m)(2), and if the matter is not resolved through such negotiations, then on the initiative of any party it shall be submitted to JAMS, or its successor, for mediation in the Borough of Manhattan, New York New York pursuant to Section 9(m)(3), and if the matter is not resolved through such mediation, then on the initiative of any party it shall be submitted for final and binding arbitration pursuant to Section 9(m)(4).

(2)    Good Faith Negotiations. (A)    The parties shall attempt in good faith to resolve any dispute, claim or controversy arising out of or relating to this Agreement promptly by negotiation between them. In the case of any party that is a company, the representative of such company in such negotiation shall be an executive who has authority to settle the controversy and who is at a higher level of management than the persons at such company who have direct responsibility for administration of this Agreement. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within 15 days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and response shall include with reasonable particularity (a) a statement of each party’s position and a summary of arguments supporting that position, and (b) in the case of a company, the name and title of the executive who will represent that party and of any other person who will accompany such party. Within 30 days after delivery of the notice, the parties to such dispute shall meet at a mutually acceptable time and place.

(B)    Unless otherwise agreed in writing by the negotiating parties, the above-described negotiation shall end at the close of the first meeting of the parties described above (the “First Meeting”). The closing of the First Meeting shall not preclude continuing or later negotiations, if desired.

(C)    All offers, promises, conduct and statements, whether oral or written, made in the course of the negotiation under this Section 9(m)(2) by any of the parties, their agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation.

(D)    At no time prior to the First Meeting shall either side initiate a mediation, arbitration or litigation related to this Agreement, except to pursue a provisional remedy that is authorized by law or by the arbitration rules applicable under Section 9(m)(4) or by agreement of the parties. This limitation is inapplicable to a party with respect to another party who fails to comply with the requirements of Section 9(m)(2) within ten days after notice by one party to such non-complying party of such non-compliance.

(5)    All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in Sections 9(m)(2)(A) and 9(m)(2)(B) are pending and for 15 calendar days thereafter. The parties will take such action, if any, required to effectuate such tolling.

(6)    If the matter is not resolved by negotiation pursuant to this Section 9(m)(2), then any party may proceed to mediation of the matter as provided in Section 9(m)(3).

(3)    Mediation. (A)    Any party may commence mediation by providing to JAMS and the other party or parties to such dispute, claim or controversy a written request for mediation at a time when permitted by this Section 9(m), which request shall set forth the subject of the dispute, claim or controversy and the relief requested.

(B)    The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.

(C)    All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, shall be confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(D)    Any party involved in a mediation may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (the “Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

(E)    At no time prior to the Earliest Initiation Date shall a party involved in a mediation initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by applicable law or by JAMS Rules or by agreement of the parties. This limitation is inapplicable to a party with respect to an arbitration or litigation against another party who fails to comply with the requirements of Section 9(m)(3)(B) within ten days after notice by any other party to such non-complying party of such non-compliance.

(F)    All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.

(4)    Binding Arbitration. (A)    The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by good faith negotiations under Section 9(m)(2) or mediation under Section 9(m)(3) shall be submitted for final and binding arbitration pursuant to this Section 9(m)(4) in any forum and form agreed upon by the parties or, in the absence of such an agreement, before a panel of three arbitrators under the auspices of the American Arbitration Association (the “AAA”) in the Borough of Manhattan, New York, New York in accordance with the Commercial Arbitration Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.

(B)    The arbitrators shall be selected in accordance with the Commercial Arbitration Rules of the AAA. Any arbitrators selected shall have expertise in business ownership and management and employment and consulting matters in the human drug industry.

(C)    Any party may initiate an arbitration by providing to AAA and the other party or parties to such dispute, claim or controversy a written request for arbitration at a time when permitted by this Section 9(m), which request shall set forth the subject of the dispute, claim or controversy and the relief requested.

(D)    The parties will cooperate with the AAA and with one another in the selection of arbitrators and in scheduling the arbitration proceedings. The parties agree that they will participate in the arbitration in good faith and that they will share equally in its costs.

(E)    All offers, promises, conduct and statements, whether oral or written, made in the course of the arbitration by any of the parties, their agents, employees, experts and attorneys, and by the arbitrators or any AAA employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the arbitration.

Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed by an officer or other representative thereunto duly authorized, as of the day and year first above written.

INOZYME PHARMA, LLC

By:

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]

Exhibit A
to
Restricted Stock
Agreement

INOZYME PHARMA, LLC

Name of Purchaser:	Axel Bolte

Date of Agreement:	[ ]

Address:	[ ]

Number of Shares:	[ ] shares of Class 1 Stock

Purchase Price:	$[ ]

Other Consideration:	None

Calculation Date:	[ ]

Closing Location:	Pusch & Gal [Address]

Offices/Positions:	[ ]

Purchase Events:	(1) The Purchaser resigns from all of the Offices/Positions without the Company’s consent, other than by reason of death or being Disabled; or

(2) The Company terminates the Purchaser from all of the Offices/Positions for Cause.

As used in this Exhibit A, “Cause” shall mean:

(i) the Purchaser’s repeated failure, in the reasonable judgment of the Board, substantially to perform his or her assigned duties or responsibilities as a service provider in the Offices/Positions, other than as a member of the Board, as directed or assigned by the Board or the Company’s Chairman of the Board (other than a failure resulting from the Purchaser’s being disabled), after written notice thereof from the Board to the Purchaser describing in reasonable detail the Purchaser’s failure to perform such duties or responsibilities and the Purchaser having had the opportunity to address the Board, with counsel, regarding such alleged failures and his or her failure to remedy same within 30 days of receiving written notice;

(ii) the Purchaser engaging in knowing and intentional illegal conduct that was or is materially injurious to the Company or its affiliates;

(iii) the Purchaser’s willful violation of a federal or state law or regulation directly or indirectly applicable to the business of the Company or its affiliates, which violation was or is reasonably likely to be injurious to the Company or its affiliates;

(iv) the Purchaser’s willful and material breach of the terms of any confidentiality agreement or invention assignment agreement between the Purchaser and the Company (or any affiliate of the Company);

(v) the Purchaser being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude, dishonesty or fraud against, or the misappropriation of material property belonging to, the Company or its affiliates; or

(vi) to the extent so provided in any employment or consulting agreement between the Company and the Purchaser, any event or circumstance that constitutes “cause” for purposes of such agreement.

For purposes of this definition, no act or failure to act on the part of the Purchaser shall be deemed “willful” unless done, or omitted to be done, by the Purchaser not in good faith or without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company.

Calculation of Shares Subject to Member Purchase Option and Company Purchase Option:	The total number of Shares that the Purchase Right Members may purchase upon exercise of the Member Purchase Option and that the Company may purchase upon exercise of the Company Purchase Option based on a Purchase Event shall be the product obtained by multiplying the number of Shares originally purchased under this Agreement by a fraction, the numerator of which shall be a number equal to 36 minus the total number of full calendar months elapsed after the “Calculation Date” specified on this Exhibit A to the date of the Purchase Event, and the denominator of which shall be 36.

Purchase Right Members:	Name

Demetrios Braddock Enrique De La Cruz Joseph Schlessinger Chautauqua Corporate Services, LLC

Termination of Purchase Option:	The provision of Section 2 shall terminate as to the Shares at the time subject to the Member Purchase Option and the Company Purchase Option if at or prior to the time of the event or circumstance specified under this heading no Purchase Event shall have occurred, and

(1) the Purchaser’s continuous status as a service provider in all the Offices/Positions terminates due to his death or because he becomes Disabled;

(2) the Purchaser’s continuous status as a service provider in any of the Offices/Positions terminates due to his discharge by the Company without Cause;

(3) the Purchaser shall cease to serve as a member of the Board due to his removal without cause or because members of the Company fail to re-elect him; or

(4) the Purchaser’s continuous status as a service provider in any of the Offices/Positions terminates due to his resignation for “Good Reason” as defined in any employment or consulting agreement between the Company and the Purchaser that is in effect at such time.

For purposes of this Exhibit A a person shall be “Disabled” if he or she has a physical or mental illness or condition that renders such person unable in any substantial or material respect to perform such person’s material responsibilities in the applicable Offices/Positions for a period of 90 days, whether or not consecutive, in any period of 365 consecutive days.

Additional Terms and Provisions:	None